Exhibit 5.2

[LETTERHEAD OF MCKEE NELSON LLP]

November 28, 2006

SLC Student Loan Receivables I, Inc.

750 Washington Boulevard, 9th Floor

Stamford, Connecticut 06901

The Student Loan Corporation

750 Washington Boulevard, 9th Floor

Stamford, Connecticut 06901

Re:

SLC Student Loan Receivables I, Inc.

The Student Loan Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to SLC Student Loan Receivables I, Inc. ( the “Depositor”) and The Student Loan Corporation (the “Sponsor”), in connection with a registration statement on Form S-3 with the registration number 333-133028 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts (each, an “Issuing Entity”) in one or more series (each, a “Series”) of Student Loan Asset-Backed Notes (the “Notes”).  The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the conditions of a separate trust agreement and amended and restated trust agreement, a servicing agreement, an indenture, an administration agreement, a purchase agreement and a sale agreement (each, an “Agreement”) among an Issuing Entity, the Depositor, the Sponsor, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, as applicable, each to be identified in the prospectus supplement for such Series of Notes.

As such counsel, we have examined copies of the Limited Liability Company Agreement of the Depositor and the Certificate of Incorporation and By-Laws of the Sponsor, the Registration Statement, the base prospectus (the “Prospectus”) and the form of prospectus supplement (the “Prospectus Supplement”) included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Depositor and the Sponsor, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed.  In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Depositor, the Sponsor and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that, when the issuance, execution and delivery of each Series of Notes has been authorized by all necessary corporate action of each of the Depositor or the Sponsor, as applicable, in accordance with the provisions of the related Agreement or Agreements, and when such Notes have been duly executed and delivered, authenticated by the Indenture Trustee and sold as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the applicable Issuing Entity thereof, enforceable in accordance with their respective terms and the terms of such Agreement or Agreements.  This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in the Prospectus and the prospectus supplement related to each Series of Notes for which we act as special U.S. tax counsel to the Depositor and the Sponsor and to the filing of this opinion as an exhibit to any application made by or on behalf of the Depositor, the Sponsor or any dealer in connection with the registration of the Notes under the securities or blue sky laws of any state or jurisdiction.  In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

 /s/ McKee Nelson LLP

McKee Nelson LLP